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                                                                   EXHIBIT 23(e)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to (i) the use in the Prospectus constituting a part of the Registration Statement on Form S-1, as amended, filed by American Exploration Company ("American") under the Securities Act of 1933 (Registration No. 333-13017), of information contained in our reserve report dated February 14, 1996, and our audit letter dated October 8, 1996, relating to the oil and gas reserves and revenue as of December 31, 1995 and as of June 30, 1996, respectively, of certain properties owned by American, which audit letter is attached thereto on Appendix A, and (ii) all references to such report, audit letter and/or to this firm under the heading "Prospectus Summary -- Summary Reserve Data," "Business -- Reserves" and "Experts" in such Prospectus, and further consent to our being named as an expert therein.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By: /s/ FREDERIC D. SEWELL
                                             Frederic D. Sewell
                                             President

Dallas, Texas
October 10, 1996